Exhibit 10.1

CERTIFICATE OF AMENDMENT
TO THE
EIGHTH AMENDED AND RESTATED CERTIFICATE OF INCORPORATION
OF
PDS BIOTECHNOLOGY CORPORATION

PDS Biotechnology Corporation, a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the “Corporation”),

DOES HEREBY CERTIFY THAT:

FIRST: The name of the Corporation is PDS Biotechnology Corporation.

SECOND: The Board of Directors of the Corporation, acting in accordance with the provisions of Sections 141 and 242 of the General Corporation Law of the State of Delaware, adopted resolutions amending its Eighth Amended and Restated Certificate of Incorporation, as amended, as follows:

Subsection (a) of ARTICLE IV – CAPITALIZATION shall be deleted in its entirety and the following shall be inserted in lieu thereof:

“(a) Authorized Shares. The total number of shares of stock which the Corporation shall have authority to issue is One Hundred Fifty Five Million (155,000,000), consisting of One Hundred Fifty Million (150,000,000) shares of Common Stock, par value $0.00033 per share (“Common Stock”), and Five Million (5,000,000) shares of Preferred Stock, par value $0.00033 per share (“Preferred Stock”). Such stock may be issued from time to time by the Corporation for such consideration as may be fixed by the board of directors of the Corporation (the “Board of Directors”). Except as otherwise provided by law, the shares of stock of the Corporation, regardless of class, may be issued by the Corporation from time to time in such amounts, for such consideration and for such corporate purposes as the Board of Directors may from time to time determine.”

THIRD: That this Certificate of Amendment was submitted to the stockholders of the Corporation for their approval and was duly adopted at an Annual Meeting of Stockholders held on June 24, 2024, in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

FOURTH: All other provisions of the Eighth Amended and Restated Certificate of Incorporation shall remain in full force and effect.

FIFTH: That this Certificate of Amendment to the Eighth Amended and Restated Certificate of Incorporation shall be effective upon filing.

IN WITNESS WHEREOF, the undersigned has executed this Certificate of Amendment as of the 24th day of June, 2024.

PDS BIOTECHNOLOGY CORPORATION

By: /s/ Frank Bedu-Addo
Name: Frank Bedu-Addo, Ph.D.
Title: President and Chief Executive Officer